EXHIBIT 4.2

FORM OF REGISTRATION RIGHTS AGREEMENT

by and among

CAMDEN PROPERTY TRUST, and

THE HOLDERS NAMED HEREIN

Dated: ___________, 2005

FORM OF REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (this “Agreement”) is entered into as of    , 2005 by and among Camden Property Trust, a Texas real estate investment trust (the “Company”), and the persons named on Exhibit A hereto (collectively the “Holders” and each individually as a “Holder”).

     WHEREAS, pursuant to the terms of that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 4, 2004 by and among the Company, Camden Summit, Inc. (formerly Camden Sparks, Inc.), a Delaware corporation, and Summit Properties Inc., a Maryland corporation, the Company has agreed to grant the limited partners of Camden Summit Partnership, L.P. (the “Partnership”) certain registration rights with respect to the common shares of beneficial interest, par value $.01 per share (the “Common Shares”), of the Company to be received by the Holders pursuant to any conversion of the Units into Common Shares, whether by exercise of a redemption right or otherwise;

     NOW, THEREFORE, in consideration of the foregoing, the mutual promises and agreements set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Certain Definitions.

     As used in this Agreement, in addition to the other terms defined herein, the following capitalized defined terms shall have the following meanings:

     “Affiliate” shall mean a Person that directly, or indirectly though one or more intermediaries, controls, is controlled by, or is under common control with a specified Person.

     “Affiliate Holder” shall mean a Holder that is an Affiliate of the Company (or that would be an Affiliate of the Company if all Units held by such Holder were exchanged for Common Shares).

     “Common Shares” shall have the meaning set forth in the recitals to this Agreement.

     “Company” shall have the meaning set forth in the preamble to this Agreement.

     “Demand Notice” shall have the meaning set for in Section 2(c) hereof.

     “Demand Registration” shall have the meaning set forth in Section 2(c) hereof.

     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     “Fair Market Value” shall mean the closing sales price, or the closing sales bid if no sales were reported, of the Common Shares as quoted on the NYSE on the date immediately preceding the date of calculation or if there are no sales or bids for such date, then for the last preceding business day for such sales or bids, as reported in The Wall Street Journal or similar publication.

     “Holder” or “Holders” shall have the meaning set forth in the preamble to this Agreement.

     “Indemnitee” shall have the meaning set forth in Section 6 hereof.

     “Issuance Registration Expiration Date” shall have the meaning set forth in Section 2(a) hereof.

     “Issuance Registration Statement” shall have the meaning set forth in Section 2(a) hereof.

     “Merger Agreement” shall have the meaning set forth in the recitals to this Agreement.

     “NASD” shall mean the National Association of Securities Dealers, Inc.

     “NYSE” shall mean the New York Stock Exchange.

     “Partnership” shall have the meaning set forth in the recitals to this Agreement.

     “Person” shall mean an individual, partnership, corporation, trust, or unincorporated organization, or a government or agency or political subdivision thereof.

     “Prospectus” shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Shares covered by such Registration Statement, and by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

     “Registrable Shares” (a) when used with respect to a non-Affiliate Holder, shall mean all Shares of such Holder, excluding (i) Shares for which a Registration Statement relating to the issuance or sale thereof shall have become effective under the Securities Act and which have been issued or disposed of, as applicable, under such Registration Statement, (ii) Shares sold pursuant to Rule 144 or (iii) Shares eligible for sale pursuant to Rule 144(k) (or any successor provision); (b) when used with respect to an Affiliate Holder, shall mean the Shares of such Affiliate Holder, excluding (i) Shares for which a Registration Statement relating to the sale thereof by such Holder shall have become effective under the Securities Act and which have been disposed of under such Registration Statement, (ii) Shares sold pursuant to Rule 144, or (iii) Shares eligible for sale pursuant to Rule 144(k) (or any successor provision); and (c) when used without reference to a Holder, shall mean the Registrable Shares of all Holders. For clarification, it is understood that once Shares have been issued to a non-Affiliate Holder under an effective Registration Statement, such Shares are no longer Registrable Shares no matter who holds such Shares, and, accordingly, neither the non-Affiliate Holder nor any subsequent holder (whether or not such holder is an Affiliate of the Company) of such Shares has any further registration rights with respect to such Shares under this Agreement.

     “Registration Expenses” shall mean any and all expenses incident to the performance of or compliance with this Agreement, including without limitation: (a) all registration and filing fees; (b) all fees and expenses associated with a required listing of the Registrable Shares on any securities exchange; (c) fees and expenses with respect to filings required to be made with the NYSE or the NASD; (d) fees and expenses of compliance with securities or “blue sky” laws (including reasonable fees and disbursements of counsel for the underwriters or holders of securities in connection with blue sky qualifications of the securities and determination of their eligibility for investment under the laws of such jurisdictions); (e) printing expenses, messenger, telephone and delivery expenses; (f) fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters); (g) securities acts liability insurance, if the Company so desires; (h) all internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties); (i) the expense of any annual audit; (j) reasonable legal fees and expenses of one (1) counsel to the Holders up to a maximum of $10,000; and (k) the fees and expenses of any person, including special experts, retained by the Company; provided, however, that Registration Expenses shall not include, and the Company shall not have any obligation to pay any other expenses incurred by the Holders in connection with the conversion of their Units, including, without limitation, any underwriting fees, discounts, or commissions attributable to the sale of such Registrable Shares, legal fees and expenses of more than one (1) counsel to the Holders or in an amount exceeding $10,000, brokerage fees and sales commissions, and any transfer taxes.

     “Registration Statement” shall mean any registration statement of the Company which covers the issuance or resale of any of the Registrable Shares under the Securities Act on an appropriate form, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

     “Resale Shelf Registration Expiration Date” shall have the meaning set forth in Section 2(b) hereof.

     “Resale Shelf Registration Statement” shall have the meaning set forth in Section 2(b) hereof.

     “Rule 144” means Rule 144 under the Securities Act (or any successor provision).

     “SEC” shall mean the Securities and Exchange Commission.

     “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     “Shares” shall mean all Common Shares issued or issuable to all Holders upon redemption or in exchange for Units held by such Holders and any other Common Shares issued as a dividend with respect to, or in exchange for or in replacement of such Common Shares.

     “Suspension Event” shall have the meaning set forth in Section 9(b) hereof.

     “Units” shall mean the units of limited partner interests in the Partnership held by the Holders (or any other interests issued on account of those units as a result of a unit split, combination, distribution or other similar recapitalization event applying to all such units).

     “Value” means an amount per share of Common Share equal to the average of the daily market price for the ten (10) consecutive trading days immediately preceding the date of determination. The market price for each such trading day shall be: (a) if the Common Shares are listed or admitted to trading on any securities exchange or the NASDAQ National Market System, the closing price on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day; (b) if the Common Shares are not listed or admitted to trading on any securities exchange or the NASDAQ National Market System, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the Company; or (c) if the Common Shares are not listed or admitted to trading on any securities exchange or the NASDAQ National Market System and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the Company, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported; provided that if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the Value of the Common Shares shall be determined by the Company acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

     2. Registration.

          (a) Filing of Issuance Registration Statement. In connection with the Merger, the Company has filed with the SEC a registration statement relating to the issuance of Common Shares to the Holders of the Shares in exchange for the Units and the sale of such Shares by

Affiliate Holders (the “Issuance Registration Statement”), which registration statement was declared effective on    . If necessary to ensure the shares are registered on a “shelf” basis under Rule 415 of the Securities Act, the Company shall, as soon as practicable after the date hereof (but in any event within five (5) business days), cause a post-effective amendment to the Issuance Registration Statement to be filed on Form S-3 or a prospectus under Rule 424 of the Securities Act to be filed. The Company agrees to use its best efforts to keep the Issuance Registration Statement continuously effective until the date on which all Shares (whether outstanding or issuable upon exchange or redemption of common units of limited partnership interest of the Partnership) are no longer Registrable Shares (the “Issuance Registration Expiration Date”).

          (b) Registration Statement Covering Resale of Common Shares. Unless all Registrable Shares have been included in the filing of an Issuance Registration Statement and if the Issuance Registration Statement is not available at any time, the Company shall use its best efforts to file with the SEC a Registration Statement on Form S-3 (a “Resale Shelf Registration Statement”) under Rule 415 of the Securities Act relating to the resale by the Holders of their Registrable Shares as soon as is practicable after the date hereof or, if applicable, after the date such Issuance Registration Statement becomes unavailable. The Company shall use its best efforts to cause such Resale Shelf Registration Statement to be declared effective by the SEC as soon as practicable thereafter. The Company agrees to use its best efforts to keep the Resale Shelf Registration Statement, after its date of effectiveness, continuously effective until the date (the “Resale Shelf Registration Expiration Date”) on which all Shares (whether outstanding or issuable upon exchange or redemption of common units of limited partnership interest of the Partnership) are no longer Registrable Shares.

          (c) Demand Registration. At any time any Units exchangeable for Registrable Shares are outstanding and a Registration Statement covering the resale of such Registrable Shares is not available, the Company shall, at the written request of any Holder or Holders (a “Demand Notice”), cause to be filed as soon as practicable (but in any event within thirty (30) days) after the date of such request by such Holder a Registration Statement in accordance with Rule 415 under the Securities Act (or its successor) relating to the sale by such Holder of all or a portion of the Registrable Shares held by such Holder in accordance with the terms hereof, and shall use its best efforts to cause such Registration Statement to be declared effective by the SEC as soon as practicable thereafter (a “Demand Registration”); provided, however, that the Company shall provide reasonable notice to all other Holders and provide such other Holders with the opportunity to elect to have all or any portion of their Shares included on such Registration Statement.

     The Company agrees to use its best efforts to keep the Demand Registration continuously effective, after its date of effectiveness, with respect to the Registrable Shares of the requesting Holder or Holders until the earlier of (i) the date on which such Holder no longer holds any Registrable Shares or (ii) the date on which all of the Registrable Shares held by such Holder have become eligible for sale pursuant to Rule 144(k) (or any successor provision).

     Notwithstanding the foregoing, (A) the Company shall not be obligated to effect more than two Demand Registrations for Holders in any 12-month period, and (B) the number of

Registered Shares proposed to be sold by the Holders making such written request shall have estimated market value of at least $5,000,000.

     Upon receipt by the Company of a Demand Notice, the Company may, but is not obligated to, purchase from any Holder so requesting registration all, but not less than all, of the Registrable Shares that are the subject of the request at a price per share equal to the Value of the Common Shares immediately preceding the date of the registration request. In the event that the Company elects to purchase the Registrable Shares, that are the subject of the Demand Registration, the Company shall notify the Holder within five business days of the date of receipt of the request by the Company, which notice shall indicate (I) that the Company will purchase the Registrable Shares held by such Holder that are the subject of the request, (II) the price per Registrable Share, calculated in accordance with the previous sentence, that the Company will pay the Holder and (III) the date upon which the Company shall repurchase such Registrable Shares, which date shall not be later than the tenth business day after receipt of the Demand Notice. If the Company so elects to purchase the Registrable Shares that are the subject of a Demand Notice made pursuant to this Section 2(c), then upon such purchase the Company shall be relieved of its obligations under this Section 2(c) with respect to such Registrable Shares or as a result of the Demand Notice.

          (d) Notification and Distribution of Materials. The Company shall promptly notify the Holder in writing of the effectiveness of any Registration Statement applicable to the Shares and shall furnish to the Holders, without charge, such number of copies of the Registration Statement (including any amendments, supplements and exhibits), the Prospectus contained therein (including each preliminary prospectus and all related amendments and supplements) and any documents incorporated by reference in the Registration Statement or such other documents as the Holders may reasonably request in order to facilitate the sale of the Registrable Shares in the manner described in the Registration Statement.

          (e) Amendments and Supplements. The Company shall promptly prepare and file with the SEC from time to time such amendments and supplements to the Registration Statement and Prospectus used in connection therewith as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Shares until the earlier of (i) such time as all of the Registrable Shares have been issued or disposed of in accordance with the intended methods of disposition by the Holders or issuance by the Company as set forth in the Registration Statement or (ii) the date on which the Registration Statement is no longer required to be effective under the terms of this Agreement. Upon ten (10) business days’ notice, the Company shall file any supplement or post-effective amendment to the Registration Statement with respect to the plan of distribution or a Holder’s ownership interests in his, her or its Registrable Shares that is reasonably necessary to permit the sale of such Holder’s Registrable Shares pursuant to the Registration Statement. Concurrently with the effectiveness of any Registration Statement, or amendment or supplement thereto, required to be filed by the Company hereunder, the Company shall file any necessary listing applications or amendments to the existing applications to cause the Shares registered under any Registration Statement to be then listed or quoted on the NYSE or such other primary exchange or quotation system on which the Common Shares are then listed or quoted.

          (f) Notice of Certain Events. The Company shall promptly notify the Holders of, and confirm in writing, any request by the SEC for any amendment or supplement to, or additional information in connection with, any Registration Statement required to be prepared and filed hereunder (or Prospectus relating thereto). The Company shall promptly notify each Holder of, and confirm in writing, the filing of the Registration Statement or any Prospectus, amendment or supplement related thereto or any post-effective amendment to the Registration Statement and the effectiveness of any post-effective amendment.

     At any time when a Prospectus relating to the Registration Statement is required to be delivered under the Securities Act by a Holder to a transferee, the Company shall immediately notify the Holders of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In such event, the Company shall promptly, and in any event within ten (10) business days, prepare and furnish to the Holders a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of Registrable Shares sold under the Prospectus, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company shall, if necessary, promptly, and in any event within ten (10) business days, amend the Registration Statement of which such Prospectus is a part to reflect such amendment or supplement.

     3. State Securities Laws. Subject to the conditions set forth in this Agreement, the Company shall, in connection with the filing of any Registration Statement hereunder, file such documents as may be necessary to register or qualify the Registrable Shares under the securities or “Blue Sky” laws of such states as the Holders may reasonably request, and the Company shall use its reasonable best efforts to cause such filings to become effective in a timely manner; provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any such state in which it is not then qualified or to file any general consent to service of process in any such state. Once effective, the Company shall use its reasonable best efforts to keep such filings effective until the earlier of (a) such time as all of the Registrable Shares have been disposed of in accordance with the intended methods of disposition by the Holders as set forth in the applicable Registration Statement, (b) in the case of a particular state, the applicable Holders have notified the Company that they no longer require an effective filing in such state in accordance with their original request for filing or (c) the date on which the applicable Registration Statement ceases to be effective.

     4. Listing. The Company will use reasonable best efforts to cause all Registrable Shares to be listed or otherwise eligible for full trading privileges on the principal national securities exchange (currently the New York Stock Exchange) or automated quotation system on which the Common Shares are then listed or traded, in each case not later than the date on which a Registration Statement covering the Registrable Shares becomes effective or the Registrable Shares are issued by the Company to a Holder, whichever is later. The Company will use reasonable best efforts to continue the listing or trading privilege for all Registrable Shares on such exchange or automated quotation service. The Company will promptly notify the Holders of, and confirm in writing, the delisting of the Common Shares by such exchange or automated quotation service.

     5. Expenses. The Company shall bear all Registration Expenses incurred in connection with the registration of the Registrable Shares pursuant to this Agreement and the Company’s performance of its other obligations under the terms of this Agreement.

     6. Indemnification by the Company. The Company agrees to indemnify the Holders and, if a Holder is a person other than an individual, such Holder’s officers, directors, employees, members, partners, fiduciaries, agents, representatives and Affiliates, and each person or entity, if any, that controls a Holder within the meaning of the Securities Act, and each other person or entity, if any, subject to liability because of his, her or its connection with a Holder (each, an “Indemnitee”), against any and all losses, claims, damages, actions, liabilities, costs and expenses (including without limitation fees, reasonable expenses and disbursements of attorneys and other professionals), joint or several, arising out of or based (a) upon any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company under the terms of this Agreement or in connection with any Registration Statement or Prospectus, or (b) upon any untrue or alleged untrue statement of material fact contained in any Registration Statement or any Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the Company shall not be liable to such Indemnitee or any person who participates as an underwriter in the offering or sale of Registrable Shares or any other person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises directly out of or is based directly upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or in any such Prospectus in reliance upon and in conformity with information regarding such Indemnitee or its plan of distribution or ownership interests which was furnished in writing to the Company for use in connection with such Registration Statement or the Prospectus contained therein by such Indemnitee or (ii) any Holder’s failure to send or give a copy of the final, amended or supplemented Prospectus furnished to the Holders by the Company at or prior to the time such action is required by the Securities Act to the person claiming an untrue statement or alleged untrue statement or omission or alleged omission if such statement or omission was corrected in such final amended or supplemented Prospectus and such final amended or supplemented Prospectus was received by such Holder prior to the time delivery is required by the Securities Act.

     7. Covenants of Holders. Each of the Holders hereby agrees (a) to cooperate with the Company and to furnish to the Company all such information concerning its plan of distribution and ownership interests with respect to its Registrable Shares in connection with the preparation of a Registration Statement with respect to such Holder’s Registrable Shares and any filings with any state securities commissions as the Company may reasonably request, (b) to deliver or cause delivery of the Prospectus contained in such Registration Statement (other than an Issuance Registration Statement) to any purchaser of the shares covered by such Registration Statement from such Holder and (c) to indemnify the Company, its officers, directors, employees, agents, representatives and Affiliates, and each person, if any, who controls the

Company within the meaning of the Securities Act, and each other person or entity, if any, subject to liability because of his, her or its connection with the Company, to the same extent as the indemnity contained in Section 6 against any and all losses, claims, damages, actions, liabilities, costs and expenses arising out of or based upon (i) any untrue statement or alleged untrue statement of material fact contained in any Registration Statement or Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if and solely to the extent that such statement or omission occurs directly from reliance upon and in conformity with written information regarding such Holder, his, her or its plan of distribution or his, her or its ownership interests, which was furnished to the Company in writing by such Holder for use therein unless such statement or omission was corrected in writing to the Company prior to the date one day prior to the date of the final Prospectus (as supplemented or amended, as the case may be) or (ii) the failure by such Holder to deliver or cause to be delivered the Prospectus contained in such Registration Statement (as amended or supplemented, if applicable) furnished by the Company to the Holder to any purchaser of the shares covered by such Registration Statement from the Holder through no fault of the Company.

     8. Indemnification Procedures.

     Any person entitled to indemnification under this Agreement shall notify promptly the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made hereunder, but the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations hereunder, except to the extent the indemnifying party is materially prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than hereunder. In case any action or proceeding is brought against an indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, unless in the reasonable opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof (alone or jointly with any other indemnifying party similarly notified), to the extent that it chooses, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party that it so chooses, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that (a) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within twenty (20) business days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so; or (b) if such indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party shall have reasonably concluded, based on the advice of counsel, that there may be one or more legal defenses available to such indemnified party which are not available to the indemnifying party; or (c) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, unless representation of more than one of the parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the indemnifying party shall be liable for any expenses therefor. No indemnifying party shall, without the written consent of the indemnified party (which shall not be unreasonably withheld), effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or (to the knowledge of the indemnifying party) threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

     9. Suspension of Registration Requirement; Restriction on Sales.

          (a) The Company shall promptly notify each Holder of, and confirm in writing, the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement with respect to such Holder’s Registrable Shares or the initiation of any proceedings for that purpose. The Company shall use its best efforts to obtain the withdrawal of any order suspending the effectiveness of such a Registration Statement at the earliest possible moment and in any event within forty-five (45) days from the initial date of such suspension.

          (b) Notwithstanding anything to the contrary set forth in this Agreement, the Company’s obligation under this Agreement to file, amend or supplement a Registration Statement, or to cause a Registration Statement, or any filings with any state securities commission, to become effective shall be suspended, for one or more periods not to exceed the period described in Section 10 below, in the event of pending negotiations relating to, or consummation of, a transaction or the occurrence of an event that (i) would require additional disclosure of material information by the Company in the Registration Statement or such filing, as to which the Company has a bona fide business purpose for preserving confidentiality, or (ii) render the Company unable to comply with SEC requirements, or (iii) would otherwise make it impracticable or unadvisable to cause the Registration Statement or such filings to be filed, amended or supplemented or to become effective (any such circumstances being hereinafter referred to as a “Suspension Event”). The Company shall notify the Holders of the existence of any Suspension Event by promptly delivering to each Holder a certificate signed by the chief executive officer of the Company stating that a Suspension Event has occurred and is continuing.

          (c) Subject to the terms of Section 10 below, each Holder agrees that, following the effectiveness of any Registration Statement relating to Registrable Shares of such Holder, such Holder will not effect any sales of the Shares pursuant to such Registration Statement or any filings with any state Securities Commission at any time after such Holder has received notice from the Company to suspend sales as a result of the occurrence or existence of any Suspension Event or so that the Company may correct or update the Registration Statement or such filing. During such period, the Company will not be obligated to effect redemptions of Common Units under an Issuance Registration Statement, if one is then effective. The Holders may recommence effecting sales of the Shares pursuant to the Registration Statement or such filings, and all other obligations which are suspended as a result of a Suspension Event shall no longer be so suspended, following further notice to such effect from the Company, which notice shall be given by the Company not later than one (1) business day after the conclusion of any such Suspension Event.

     10. Limitations on Suspension/Blackout Periods. Notwithstanding anything herein to the contrary, the Company covenants and agrees that (a) the Company’s rights to suspend its obligation under this Agreement to file, amend or supplement a Registration Statement and maintain the effectiveness of any Registration Statement during the pendency of any Suspension Event, (b) the Holders’ obligation to suspend public sales of Shares during one or more Offering Blackout Periods and (c) the Holders’ obligations to suspend sales of Shares pursuant to a Registration Statement during the pendency of any Suspension Event, shall not, in the aggregate, cause the Holders to be required to suspend public sales of Shares or relieve the Company of its obligation to file, amend or supplement and maintain the effectiveness of a Registration Statement for longer than sixty (60) days in the aggregate during any twelve (12) month period.

     11. Contribution. If the indemnification provided for in Section 6 and Section 7 is unavailable to an indemnified party with respect to any losses, claims, damages, actions, liabilities, costs or expenses referred to therein or is insufficient to hold the indemnified party harmless as contemplated therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, actions, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, actions, liabilities, costs or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, shall be determined by reference to, among other factors, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that in no event shall the obligation of any indemnifying party to contribute under this Section 11 exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 6 or Section 7 hereof had been available under the circumstances.

     The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.

     Notwithstanding the provisions of this Section 11, no Holder shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale of Registrable Shares under the applicable Registration Statement in the transaction resulting in such rights of contribution exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

     12. Amendments and Waivers. The provisions of this Agreement may not be amended, modified, or supplemented or waived without the prior written consent of the

Company and Holders holding in excess of two-thirds of the aggregate of the outstanding Registrable Shares and Units that are convertible into Registrable Shares (which, for the purpose of this Section 12, are to be counted as if all such Units were converted into shares of Common Stock).

     13. Notices. Except as set forth below, all notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given when and if delivered personally or sent by telex or telecopier (with respect to notice by telex or telecopier, on a business day between the hours of 8:00 a.m. and 7:00 p.m., Central time), five business days after being sent if mailed by registered or certified mail (return receipt requested), postage prepaid, or upon receipt if sent by courier or overnight delivery service to the respective parties at the following addresses (or at such other address for any party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof), and further provided that in case of directions to amend the Registration Statement pursuant to Section 2(f) or Section 7, the Holder must confirm such notice in writing by overnight express delivery with confirmation of receipt:

If to the Company: Camden Property Trust 3 Greenway Plaza, Suite 1300 Houston, TX 77046 Attention: Richard J. Campo Facsimile: (713) 572-4440

with a copy to:

Locke Liddell & Sapp LLP 2200 Ross Avenue, Suite 2200 Dallas, TX 75201 Attention: Bryan L. Goolsby Facsimile: (214) 740-8800

If to the Holders:

          At their respective address set forth on Exhibit A.

     14. Successors and Assigns. This Agreement and the rights granted hereunder may not, without the prior written consent of the Company, be assigned by any Holder except in connection with a transfer of Units in accordance with the provisions of the partnership agreement of the Partnership. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. If any successor or permitted assignee of any Holder shall acquire Units or Registrable Shares, in any manner, whether by operation of law or otherwise, (a) such successor or permitted assignee shall be entitled to all of the benefits of a “Holder” under this Agreement and (b) such Registrable Shares shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Shares such Person shall be conclusively deemed to have agreed to be bound by all of the terms and provisions hereof.

     15. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed wholly within said State.

     17. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

     18. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be the complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to such subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CAMDEN PROPERTY TRUST

a Texas real estate investment trust

By:

Name:
Title:

[HOLDERS],

By:

Name:
Time:

By:

Name:
Title:

Exhibit A

Holders

Name and Address	Number of Units